Exhibit 10.5

THIRD AMENDMENT TO PURCHASE AGREEMENT

This Third Amendment to Purchase Agreement (the "Amendment"), dated as of July 20, 2016 (the “Effective Date”), is made by and between ACQUIPORT MILFORD LLC, a Delaware limited liability company (the “Seller”), and VEREIT ACQUISITIONS, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

A.    Buyer and Seller have entered into that certain Purchase Agreement dated as of June 27, 2016, as the same was amended by that certain First Amendment to Purchase Agreement dated as of July 15, 2016, and by that certain Second Amendment to Purchase Agreement dated as of July 19, 2016 (as amended, the “Agreement”), for the purchase and sale of the improved property described and defined therein as the “Property.” All capitalized terms used but not defined herein have the meanings given to them in the Agreement.

B.    Buyer and Seller desire to amend the Agreement upon the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    Closing Extension Options. Notwithstanding anything to the contrary contained in the Agreement, including but not limited to the provisions of Section 9.1, Buyer shall have two (2) consecutive options to extend the Closing for up to fifteen (15) days each (each, a “Closing Extension Option” and collectively, the “Closing Extension Options”), provided that Buyer: (i) gives Seller written notice (in accordance with Section 10.2 of the Agreement) of its election to exercise a Closing Extension Option (each such notice, a “Closing Extension Notice”) not later than two (2) business days prior to the then-scheduled Date of Closing (the date that a Closing Extension Notice is given to Seller shall be referred to as a “Closing Extension Exercise Date”); and (ii) deposits in escrow with the Title Company the sum of One Hundred Thousand Dollars ($100,000) (each, an “Additional Deposit”) within two (2) business days after the applicable Closing Extension Exercise Date. Each Additional Deposit shall be added to the Deposit and shall be treated as part of the Deposit for all purposes under the Agreement.
2.    Contingency Period; Approval; Non-Satisfaction. Buyer hereby     acknowledges and agrees that the Contingency Period has expired and Seller waives all rights to terminate the Agreement in accordance with Section 3.1 of the Agreement.
3.    Title Matters. Except for matters affecting title of which Buyer first becomes aware by an amendment, update or continuation of the Commitment after the Contingency Period, Buyer hereby waives its right to terminate the Agreement in accordance with Section 5.3 of the Agreement.

4.    Buyer’s Closing Conditions. (i) Section 9.7(c) of the Agreement shall be and hereby is amended by omitting such subsection in its entirety and substituting the following in lieu thereof:
“(c)    Tenant Estoppel Certificates. Buyer will have received, reviewed and approved a completed, executed tenant estoppel certificate from Tenant, substantially in the form estoppel certificate attached hereto as Exhibit I (the “Tenant Estoppel Certificate”), certified to Buyer, to VEREIT OFC Milford OH, LLC (“Assignee”), and to JPMorgan Chase Bank, N.A., as Administrative Agent, free from material and adverse exception, qualification or modification. Buyer acknowledges that Seller has delivered the Tenant Estoppel Certificate to Tenant for its review, completion and execution; provided, however, this act by Seller places no duty or obligation upon Seller except to deliver the form Tenant Estoppel Certificate to Tenant with such request as provided above. In the event the Tenant Estoppel Certificate is not obtained on or before three (3) business days prior to Closing, Seller shall have the option to extend the Closing for a period of up to thirty (30) days upon prior written notice to Buyer to renew its efforts to obtain a Tenant Estoppel Certificate. Seller has not covenanted that it will be able to deliver a Tenant Estoppel Certificate, and Seller shall not be in default hereunder if a Tenant Estoppel Certificate is not obtained.”
(ii)    The following new provision shall be added to the end of Section 9.7 as Section 9.7(e):

“(e)    Subordination, Non-Disturbance and Attornment. Buyer will have received, reviewed and approved a completed Subordination, Non-Disturbance and Attornment Agreement executed by Tenant, substantially in the form attached hereto as Exhibit J (the “SNDA”). Buyer acknowledges that Seller has delivered the SNDA to Tenant for its review, completion and execution; provided, however, this act by Seller places no duty or obligation upon Seller except to deliver the form SNDA to Tenant with such request as provided above. In the event the SNDA is not obtained on or before three (3) business days prior to Closing, Seller shall have the option to extend the Closing for a period of up to thirty (30) days upon prior written notice to Buyer to renew its efforts to obtain a SNDA. Seller has not covenanted that it will be able to deliver a SNDA, and Seller shall not be in default hereunder if a SNDA is not obtained.”
(iii)    The last paragraph of Section 9.7 is amended by deleting it in its entirety and substituting the following in lieu thereof:
“(i) If at Closing any of the conditions specified in Section 9.7(a), (b) or (d) above have not been satisfied or (if waivable) waived by Buyer, then, unless the failure of any such condition was the result of a willful, intentional default by Seller (in which event the provisions of Section 10.1(b)(i) of this Agreement shall apply), Buyer may, at Buyer’s sole option, either extend the Closing Date for up to sixty (60) days for Seller to satisfy such conditions, by giving written notice to Seller and Title Company of such extension, or deliver to Seller a Buyer’s Cancellation Notice and, upon Seller’s receipt of the Buyer’s Cancellation Notice, the Earnest Money will be refunded to Buyer, and the parties will be mutually released from all liabilities and obligations hereunder, except that Buyer either will (1) promptly return to Seller all copies, or (2) deliver a written certification to Seller of the destruction, of the Property Information provided to Buyer (but excluding copies thereof maintained in electronic format in Buyer’s data archives), upon Seller’s request and payment by Seller to Buyer of Buyer’s actual cost thereof, Buyer shall deliver to Seller any third party reports in respect of the Property obtained by Buyer, and Buyer will continue to be liable for the Surviving Obligations. Buyer shall deliver notice of its election on or prior to the originally scheduled Closing Date and without applicability of Closing Extension Options and Buyer’s failure to deliver notice of such election shall be deemed Buyer’s election to extend the Closing for sixty (60) days.
(ii) If Seller determines that it is unable to deliver to Buyer either the Tenant Estoppel Certificate in substantially the form of Exhibit I attached hereto or the SNDA in the form of Exhibit J attached hereto, Seller shall deliver to Buyer written notice of its determination of its inability to satisfy the conditions set forth in Section 9.7(c) or (e), as the case may be, together with copies of the Tenant Estoppel Certificate and/or SNDA, if any, that have been agreed to be delivered by Tenant or executed copies of such documents actually delivered by Tenant. Buyer shall have five (5) business days following receipt of Seller’s notice and copies of the proposed or executed Tenant Estoppel Certificate and/or SNDA to (i) elect by written notice to Seller to accept the forms of Tenant Estoppel Certificate and/or SNDA delivered by the Tenant, as the case may be, and, upon such acceptance, such forms delivered by the Tenant shall be deemed to be substituted for Exhibit I and/or Exhibit J, as the case may be and proceed to Closing or (ii) deliver to Seller a Buyer’s Cancellation Notice and, upon Seller’s receipt of the Buyer’s Cancellation Notice, the Earnest Money will be refunded to Buyer, and the parties will be mutually released from all liabilities and obligations hereunder, except that Buyer either will (1) promptly return to Seller all copies, or (2) deliver a written certification to Seller of the destruction, of the Property Information provided to Buyer (but excluding copies thereof maintained in electronic format in Buyer’s data archives), upon Seller’s request and payment by Seller to Buyer of Buyer’s actual cost thereof, Buyer shall deliver to Seller any third party reports in respect of the Property obtained by Buyer, and Buyer will continue to be liable for the Surviving Obligations.”
5.    Exhibits to Purchase Agreement. The page labeled “Exhibits to Purchase Agreement” attached hereto shall supersede and replace the page labeled “Exhibits to Purchase Agreement” attached to the Purchase Agreement.
6.    Ratification. The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects, and shall be binding on the parties’ respective successors and/or assigns.
7.    Counterpart Signatures. This Amendment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[signatures appear on the following page]

The parties hereto have executed this Amendment as of the Effective Date.

SELLER:	ACQUIPORT MILFORD LLC, a Delaware limited liability company

By:	LXP Manager Corp., a Delaware corporation, its manager

By: /s/Lara S. Johnson Name: Lara S. Johnson Title: Vice President

BUYER:	VEREIT ACQUISITIONS, LLC, a Delaware limited liability company

By: /s/Todd J. Weiss Name: Todd J. Weiss Title: Authorized Officer

EXHIBITS
TO
PURCHASE AGREEMENT

EXHIBIT A	Real Property Description
EXHIBIT B	Description of Lease
EXHIBIT C	Form of Deed
EXHIBIT D	Form of Bill of Sale
EXHIBIT E	Form of Lease Assignment
EXHIBIT F	Form of Contract Assignment
EXHIBIT G	Form of General Assignment
EXHIBIT H	Form of Title Affidavit
EXHIBIT I	Form of Tenant Estoppel Certificate
EXHIBIT J	Form of Subordination, Non-Disturbance and Attornment Agreement
SCHEDULE A	Contracts

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